Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

U.S.$750,000,000 5.000% Senior Notes due 2019,

which have been registered under the Securities Act of 1933,

for any and all outstanding unregistered 5.000% Senior Notes due 2019,

of

América Móvil, S.A.B. de C.V.

unconditionally guaranteed by Radiomóvil Dipsa, S.A. de C.V.

pursuant to the prospectus dated                     , 2010

As set forth in the prospectus, dated                     , 2010 (the “Prospectus”), of América Móvil, S.A.B. de C.V. (the “Company”), in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate principal amount of U.S.$750,000,000 of its 5.000% Senior Notes Due 2019 (the “Exchange Notes”) for a like principal amount of its outstanding unregistered 5.000% Senior Notes due 2019 (the “Original Notes”), if (i) certificates representing the Original Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Original Notes or other required documents to reach The Bank of New York Mellon (the “Exchange Agent”) prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below.

For information, contact:

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery to the Exchange Agent, The Bank of New York Mellon:

By Registered or Certified Mail:	By Overnight Delivery or By Hand between 8:00 a.m. and 4:30 p.m.:

The Bank of New York Mellon Corporate Trust Operations—Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Randolph Holder	The Bank of New York Mellon Corporate Trust Operations—Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Randolph Holder

To Confirm by Telephone: (212) 815-5098 Facsimile Transmission: (212) 298-1915	To Confirm by Telephone: (212) 815-5098 Facsimile Transmission: (212) 298-1915

Delivery of this instrument other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus. The undersigned confirms all provisions of this Letter of Transmittal (including all representations and warranties) on behalf of itself and any beneficial owners of such principal amount of Original Notes as fully as if it had executed and transmitted the Letter of Transmittal to the Exchange Agent.

Principal Amount of Original Notes Tendered:	Address(es):

$

The Depository Trust Company account number.	Area Code and Telephone Number(s):

Account Number

Name(s) of Holders(s):	Signature(s):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depository Trust Company the tendered Original Notes, in proper form for a Book-Entry Confirmation, with any required signature guarantees, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:

Date:

Area Code and Telephone Number:

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